UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	1-9927	95-2594724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3405 W. Dr. Martin Luther King Jr. Blvd, Suite 101
Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On September 17, 2013, the Board of Directors of the Company appointed Ramon Martinez, age 60, to serve as a director of Comprehensive Care Corporation (the “Company”) until such time as his successor may be duly qualified and elected. Mr. Martinez is currently President of the Company’s subsidiary CompCare Pharmacy Solutions, Inc. and will continue in that position. Prior to joining the Company in April 2013, Mr. Martinez, a U.S. Air Force Lieutenant Colonel, retired, worked as a consultant addressing Homeland Security issues, was president/CEO of Rhode Island’s flagship Latino empowerment agency, Progresso Latino, Inc., held an adjunct professor of philosophy position at Miami-Dade Community College, served as Assistant Director of Strategic Planning at the South Florida Workforce Board, and worked as the Vice President at Genetics & IVF Institute in Fairfax, Virginia. Mr. Martinez’s military career spanned 20 years in the regular component of the US Air Force, including positions such as Chief of Latin American Strategy of US Southern Command and Interim Director of the U.S. Southern Command Washington Field Office. Mr. Martinez earned a Master of Arts degree in philosophy from the University of California at Santa Barbara, a Master’s degree in public administration from the University of Northern Colorado, and a Bachelor of Arts degree in philosophy and geography from California State University at Long Beach.

It has not yet been determined whether Mr. Martinez will be selected to serve on any committees of the Board. Other than Mr. Martinez’s employment by the Company, there are no related party transactions between him and the Company. There is no understanding between Mr. Martinez and any other person pursuant to which he was selected as a director.

On September 17, 2013, in consideration of his past service to the Company and in connection with his appointment as a director, the Board of Directors granted Mr. Martinez 1,000,000 stock options from the Company’s 2009 Equity Compensation Plan. The options, one-half of which vest immediately and one-half 12 months from the grant date, have a 10 year term, and a $0.25 exercise price. A warrant to purchase 1,000,000 shares of the Company’s common stock was also awarded to Mr. Martinez outside of any plan. The warrant has a five year term, a $0.25 exercise price, and vests 50% immediately and 50% 12 months from the grant date.

(b)	On September 8, 2013, Robert J. Landis, Chief Financial Officer and Chief Accounting Officer of the Company, notified the Company that he was resigning for personal reasons, effective September 20, 2013. Mr. Landis has agreed to remain reasonably available to assist with transition items and subject to his availability, assist the Company on an as needed basis, without compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

Date: September 23, 2013	By:	/s/ Clark Marcus
Clark Marcus
Chief Executive Officer